UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2019

Portola Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35935	20-0216859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 E. Grand Avenue South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 246-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PTLA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 18, 2019, the Board of Directors (the “Board”) of Portola Pharmaceuticals, Inc. (“Portola”) appointed Ted W. Love, M.D. to the Board as a Class II director and a member of the Compensation Committee and Research and Development Advisory Committee, to serve until Portola’s 2021 annual meeting of stockholders. In conjunction with Dr. Love’s appointment to the Compensation Committee, Hollings Renton has resigned as a member of the Compensation Committee but will continue his service as Chair of the Board and Chair of the Nominating and Corporate Governance Committee.

There were no arrangements or understandings between Dr. Love and any other persons pursuant to which he was selected as a director, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”) between Dr. Love and Portola required to be disclosed herein.

Pursuant to Portola’s Non-Employee Director Compensation Policy, Dr. Love will receive annual cash compensation in the amount $50,000 for his Board service, $8,000 for his service as a member of the Compensation Committee and $5,500 for his service as a member of the Research and Development Advisory Committee. In addition, the Board will grant Dr. Love options to purchase 14,812 shares of Portola’s common stock with an exercise price equal to the per share closing price of the Common Stock on the NASDAQ Global Select Market on the date of grant and 8,294 restricted stock units. Such initial option grant will vest, subject to continuous service, on a monthly basis for the 12-month period following the date of grant, and such initial restricted stock units shall vest, subject to continuous service, annually over a three year period.

Dr. Love will enter into Portola’s standard indemnification agreement for directors as described under “Limitation on Liability and Indemnification Matters” in Portola’s Form S-1 filed with the SEC on November 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Pharmaceuticals, Inc.

Dated: September 20, 2019

	By:	/s/ Mike Ouimette
Mike Ouimette
Vice President and Assistant Corporate Secretary, Legal